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As filed with the Securities and Exchange Commission on December 30, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
AND POST-EFFECTIVE AMENDMENT
UNDER THE SECURITIES ACT OF 1933

THE BEAR STEARNS COMPANIES INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3286161 (I.R.S. Employer Identification No.)

383 Madison Avenue
New York, New York 10179
(212) 272-2000
(Address, including Zip Code, and Telephone Number,
including Area Code, of Registrant's Principal Executive Offices)

Samuel L. Molinaro Jr.
Executive Vice President and
Chief Financial Officer
The Bear Stearns Companies Inc.
383 Madison Avenue
New York, New York 10179
(212) 272-2000
(Name, Address, including Zip Code, and Telephone Number,
including Area Code, of Agent for Service)

Copies to:

Dennis J. Block, Esq.
Cadwalader, Wickersham & Taft LLP
100 Maiden Lane
New York, New York 10038
(212) 504-6000

Approximate date of commencement of proposed sale to the public: At various times after this Registration Statement becomes effective.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box./x/

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / 333-

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / 333-

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(4)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Debt Securities and Warrants (3)

Preferred Stock

Depositary Shares				(5)

Totals	$12,907,493,162		$12,907,493,162	$1,177,000(6)

(1)
In US dollars or their equivalent in one or more foreign or composite currencies.
(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
(3)
The amount of debt securities and warrants to be registered is their issue price plus the issue price of any warrants or the issue price of any debt securities to be issued upon the exercise of the warrants and that amount also includes any offers and sales of debt securities and warrants in market-making transactions by Bear, Stearns & Co. Inc., an affiliate of the Registrant.
(4)
An indeterminate principal amount or number of debt securities, preferred stock, warrants and depositary shares of The Bear Stearns Companies Inc. as may from time to time be issued at indeterminate prices, with an aggregate offering price not to exceed $10,000,000,000. Depositary receipts evidencing the depositary shares will be issued pursuant to a deposit agreement. In the event the Registrant elects to offer to the public fractional interests in shares of preferred stock registered by this Registration Statement, depositary receipts will be distributed to those persons purchasing fractional interests and shares of preferred stock will be deposited with the depositary under the deposit agreement.
(5)
No additional consideration will be received for the depositary shares.
(6)
Pursuant to Rule 429(b) under the Securities Act of 1933, this Registration Statement includes debt securities, warrants, preferred stock and depositary shares having an initial public offering price of $2,907,493,162 and previously registered on Registration Statement No. 333-109793 filed by the Registrant on Form S-3 and declared effective on November 17, 2003. In connection with such amount of debt securities, warrants, preferred stock and depositary shares previously registered on Registration Statement No. 333-109793, the Registrant paid a fee of $404,500 of which $235,216 is attributable to the $2,907,493,162 of securities being carried forward. In connection with this Registration Statement, the Registrant is paying a fee based solely on the additional debt securities, warrants, preferred stock and depositary shares being registered and having an aggregate initial public offering price of $10,000,000,000.

  Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Registration Statement is a combined prospectus and relates to this Registration Statement and Registration Statement No. 333-109793. This Registration Statement also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-109793 and such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act of 1933.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated December 30, 2004

PROSPECTUS

The Bear Stearns Companies Inc.

Debt Securities
Warrants
Preferred Stock
Depositary Shares

By this prospectus, we intend to offer at one or more times—
Debt Securities Warrants to Purchase Debt Securities Preferred Stock Depositary Shares
in one or more series with an aggregate initial public offering price of up to $12,907,493,162 (as described in the applicable prospectus supplement).

We will provide the specific terms of these securities in supplements to this pro- spectus. You should read this prospectus and any supplements carefully before you invest in the securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        We may use this prospectus in the initial sale of these securities. In addition, Bear, Stearns & Co. Inc. or any of our other affiliates may use this prospectus in a market-making transaction in any of these or similar securities after their initial sale. Unless we or our agent inform the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Bear, Stearns & Co. Inc.

Prospectus dated January      , 2005.

        The information contained in this prospectus is not complete and may be changed. You should only rely on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone else to provide you with different information. These securities are not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the front of those documents.

WHERE YOU CAN FIND MORE INFORMATION

        We file current, annual and quarterly reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended, with the SEC. You may read and copy any document we file at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our SEC filings are also available to the public from the SEC's Internet site at http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

        Our website is http://www.bearstearns.com. We make available free of charge on our website, via a link to the SEC's internet site at http://www.sec.gov, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and Forms 3, 4 and 5 filed on behalf of directors and executive officers and any amendments to those reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

        In addition, we currently make available on http://www.bearstearns.com our most recent annual report on Form 10-K, our quarterly reports on Form 10-Q for the current fiscal year and our most recent proxy statement, although in some cases these documents are not available on our website as soon as they are available on the SEC's internet site. You will need to have on your computer the Adobe Acrobat Reader software to view these documents, which are in the .PDF format.

        We have filed with the SEC a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the securities. This prospectus, which constitutes a part of that Registration Statement, does not include all the information contained in that Registration Statement and its exhibits. For further information with respect to the securities, you should consult the Registration Statement and its exhibits.

        Statements contained in this prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC. The Registration Statement and any of its amendments, including exhibits filed as a part of the Registration Statement or an amendment to the Registration Statement, are available for inspection and copying through the entities listed above.

        The SEC allows us to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

        The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act (File No. 1-8989) and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made before the termination of the offering are incorporated by reference:

          (1)   the Annual Report on Form 10-K (including the portions of the Company's Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended November 30, 2003;

          (2)   the Quarterly Reports on Form 10-Q for the fiscal quarters ended February 29, 2004, May 31, 2004 and August 31, 2004; and

          (3)   the Current Reports on Form 8-K dated December 15, 2003, December 17, 2003, December 17, 2003, January 7, 2004, January 21, 2004, March 3, 2004, March 17, 2004, March 18, 2004, March 18, 2004, April 1, 2004, May 25, 2004, June 15, 2004, June 16, 2004, June 16, 2004, September 7, 2004, September 22, 2004, September 22, 2004, September 22, 2004, September 27, 2004, October 29, 2004, November 4, 2004, November 18, 2004, November 29, 2004 and December 21, 2004.

        We will provide to you without charge, a copy of any or all documents incorporated by reference into this prospectus except the exhibits to those documents (unless they are specifically incorporated by reference in those documents). You may request copies by writing or telephoning us at our Investor Relations Department, The Bear Stearns Companies Inc., 383 Madison Avenue, New York, New York 10179; telephone number (212) 272-2000.

THE BEAR STEARNS COMPANIES INC.

        We are a holding company that, through our broker-dealer and international bank subsidiaries, principally Bear, Stearns & Co. Inc. ("Bear Stearns"), Bear, Stearns Securities Corp. ("BSSC"), Bear, Stearns International Limited ("BSIL") and Bear Stearns Bank plc ("BSB"), is a leading investment banking, securities and derivatives trading, clearance and brokerage firm serving corporations, governments, institutional and individual investors worldwide. BSSC, a subsidiary of Bear Stearns, provides professional and correspondent clearing services, in addition to clearing and settling customer transactions and certain of our proprietary transactions. In addition to conducting a substantial portion of our operating activities through certain of our regulated subsidiaries (Bear Stearns, BSSC, BSIL and BSB), we also conduct significant activities through other wholly-owned subsidiaries including: Bear Stearns Global Lending Limited, Custodial Trust Company, Bear Stearns Financial Products Inc., Bear Stearns Capital Markets Inc., EMC Mortgage Corporation, Bear Stearns Commercial Mortgage Inc., Bear Stearns Credit Products Inc. and Bear Stearns Forex Inc.

        Our business includes:

  •
  market-making and trading in US government, government agency, corporate debt and equity, mortgage-related, asset-backed, municipal securities and high yield products;

  •
  trading in options, futures, foreign currencies, interest rate swaps and other derivative products;

  •
  securities, options and futures brokerage;

  •
  providing securities clearance services;

  •
  managing equity and fixed income assets for institutional and individual clients;

  •
  financing customer activities;

  •
  securities lending;

  •
  securities and futures arbitrage;

  •
  involvement in specialist activities on the New York Stock Exchange, American Stock Exchange and International Securities Exchange ("ISE");

  •
  underwriting and distributing securities;

  •
  arranging for the private placement of securities;

  •
  assisting in mergers, acquisitions, restructurings and leveraged transactions;

  •
  making principal investments in leveraged acquisitions;

  •
  engaging in commercial real estate activities;

  •
  investment management and advisory services; and

  •
  fiduciary, custody, agency and securities research services.

        Our business is conducted:

  •
  from our principal offices in New York City;

  •
  from domestic regional offices in Atlanta, Boston, Chicago, Dallas, Denver, Los Angeles, San Francisco and San Juan;

  •
  from representative offices in Beijing, Herzliya, Hong Kong, Sao Paulo and Shanghai;

  •
  through international offices in Dublin, Hong Kong, London, Lugano, Milan, Singapore and Tokyo; and

  •
  through joint ventures with other firms in Belgium, Greece, Spain and Sweden.

        Our international offices provide services and engage in investment activities involving foreign clients and international transactions. Additionally, certain of these foreign offices provide services to US clients.

        Bear Stearns and BSSC are broker-dealers and investment advisers registered with the SEC. Bear Stearns and/or BSSC are also members of the NYSE, all other principal US securities and futures exchanges, the National Association of Securities Dealers, Inc. ("NASD"), the Commodity Futures Trading Commission, the National Futures Association and the ISE. Bear Stearns is a "primary dealer" in US government securities as designated by the Federal Reserve Bank of New York.

        BSIL is a full service broker-dealer based in London and among other European exchanges, is a member of Eurex Deutschland, the International Petroleum Exchange, Euronext Liffe, Euronext Paris and NASDAQ Europe. BSIL is supervised by and is regulated in accordance with the rules of the Financial Services Authority.

        BSB is an Ireland-based bank, which was registered in 1996 and subsequently granted a banking license on April 10, 1997 under the Irish Central Bank Act, 1971. BSB allows our existing and prospective clients the opportunity of dealing with a banking counterparty.

        Bear Stearns Global Lending Limited ("BSGL") provides loans to certain Bear Stearns customers. BSGL is incorporated in the Cayman Islands.

        Custodial Trust Company ("CTC"), an FDIC insured New Jersey state chartered bank, offers a range of trust, lending and securities-clearance services. CTC provides us with banking powers including access to the securities and funds-wire services of the Federal Reserve System. CTC provides trust, custody, agency and securities lending services for institutional accounts; commercial and margin lending; the clearance of government securities for institutions and dealers; and the processing of mortgage and mortgage-related products, including derivatives and collateralized mortgage obligations products. At November 30, 2004, CTC held approximately $81 billion of assets for clients, including institutional clients such as pension funds, mutual funds, endowment funds and insurance companies.

        Bear Stearns Financial Products Inc. ("BSFP") transacts business as a triple-A-rated counterparty to eligible clients, offering a wide range of fixed income and equity derivative products. Eligible clients are those rated A3 or better by Moody's Investors Service, Inc. and A- or better by Standard & Poor's Ratings Services or counterparties acceptable to both rating agencies. BSFP transfers its market risk associated with derivative transactions to Bear Stearns Capital Markets Inc., an affiliate of BSFP and one of our wholly-owned subsidiaries. BSFP is incorporated in the state of Delaware.

        Bear Stearns Capital Markets Inc. ("BSCM") is engaged in fixed income derivatives transactions and hedges associated therewith. BSCM is incorporated in the state of Delaware.

        EMC Mortgage Corporation ("EMC"), is a HUD and Freddie MAC approved lender based in Irving, Texas. EMC purchases both conforming and non-conforming, investment-grade and non-investment grade, conventional fixed rate and adjustable rate residential mortgage loans with servicing released or retained and sells such loans to investors. EMC also purchases and sells residual certificates and mortgage servicing rights. In addition, through a subsidiary, EMC may originate commercial construction loans through approved brokers.

        Bear Stearns Commercial Mortgage Inc. activities benefit mortgage customers by providing a source for owners of property to finance commercial, multifamily, and manufactured housing community properties, including the placement of these loans through mortgage bankers in the states in which it is duly licensed or exempted.

        Bear Stearns Credit Products Inc. ("BSCPI") is engaged in credit derivatives transactions and hedges associated therewith. BSCPI is incorporated in the state of Delaware.

        Bear Stearns Forex Inc. ("BSFX") is a foreign exchange dealer engaged in foreign currency transactions and hedges associated therewith. BSFX is incorporated in the state of Delaware.

        We are incorporated in the state of Delaware. Our principal executive office is located at 383 Madison, New York, New York 10179, USA, and our telephone number is (212) 272-2000. Our internet address is http://www.bearstearns.com. In this prospectus, the terms "Company," "we," "us" and "our" refer only to The Bear Stearns Companies Inc. excluding its consolidated subsidiaries.

USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include additions to working capital, the repayment of short-term and long-term debt and investments in, or extensions of credit to, subsidiaries. Pending such uses, the net proceeds may be temporarily invested in short-term obligations.

RATIO INFORMATION

        The ratio of earnings to fixed charges was calculated by dividing the sum of the fixed charges into the sum of the earnings before taxes and fixed charges. The ratio of earnings to combined fixed charges and preferred dividends was calculated by dividing the sum of fixed charges and preferred dividends into the sum of earnings before taxes and fixed charges. Fixed charges for purposes of the ratios consist of interest expense and certain other expenses. Preferred dividends represent the pre-tax earnings necessary to cover the dividends on our preferred stock, assuming such earnings are taxed at our consolidated effective tax rate.

        The table below presents the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred dividends for the fiscal years ended November 30, 2004, 2003, 2002, 2001 and 2000.

	Fiscal Year Ended November 30,
	2004	2003	2002	2001	2000
Ratio of earnings to fixed charges	2.2	2.2	1.7	1.2	1.2
Ratio of earnings to combined fixed charges and preferred dividends	2.2	2.2	1.7	1.2	1.2

DESCRIPTION OF DEBT SECURITIES

        This section describes certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of any debt securities offered by a prospectus supplement and the extent to which these general terms and provisions will not apply to the particular series of debt securities being offered, will be described in the prospectus supplement relating to that particular series of debt securities.

        We will issue the debt securities under the Indenture, dated as of May 31, 1991, as amended (the "Indenture"), between us and JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank), as trustee (the "Trustee").

        The terms of the debt securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. We have filed a copy of the Indenture as an exhibit to the Registration Statement of which this prospectus forms a part. A copy of the Indenture is available as described under "Where You Can Find More Information."

        This section, along with the description in the applicable prospectus supplement, is a summary of the material provisions of the Indenture and is not complete. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not these descriptions, defines your rights as a holder of debt securities.

General

        We may offer debt securities for an aggregate principal amount of up to $12,907,493,162 under this prospectus. As of the date of this prospectus, we have issued approximately $91,958,704,650 aggregate principal amount of debt securities under the Indenture, of which $22,345,960,000 is outstanding. The Indenture permits us to:

  •
  issue debt securities at various times in one or more series;

  •
  issue an unlimited principal amount of debt securities;

  •
  provide for the issuance of other debt securities under the Indenture other than those authorized on the date of this prospectus at various times and without your consent; and

  •
  "reopen" a previous issue of a series of debt securities and issue additional debt securities of the series.

        Each prospectus supplement will describe the terms of any debt securities we issue, which may include the following:

  •
  the title and type of the debt securities;

  •
  the total principal amount of the debt securities;

  •
  the minimum denominations;

  •
  the percentage of the stated principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

  •
  the person to whom interest is payable, if other than the owner of the debt securities;

  •
  the maturity date or dates;

  •
  the interest rate or rates, which may be fixed or variable, and the method used to calculate that interest;

  •
  any index used to determine the amounts of any payments on the debt securities and the manner in which those amounts will be determined;

  •
  the interest payment dates, the regular record dates for the interest payment dates, and the date interest will begin to accrue;

  •
  the place or places where payments on the debt securities may be made and the place or places where the debt securities may be presented for registration of transfer or exchange;

  •
  any date or dates after which the debt securities may be redeemed, repurchased, or repaid in whole or in part at our option or the option of the holder and the periods, prices, terms, and conditions of that redemption, repurchase, or repayment;

  •
  any exchange or conversion features;

  •
  if other than the full principal amount, the portion of the principal amount of the debt securities that will be payable if their maturity is accelerated;

  •
  the currency of principal, any premium, interest, and any other amounts payable on the debt securities, if other than US dollars;

  •
  if the debt securities will be issued in other than book-entry form;

  •
  the identification of or method of selecting any interest rate calculation agents, exchange rate agents, or any other agents for the debt securities;

  •
  any provisions for the discharge of our obligations relating to the debt securities by the deposit of funds or US government obligations;

  •
  any provision relating to the extension or renewal of the maturity date of the debt securities;

  •
  if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;

  •
  whether the debt securities will be listed on any securities exchange; and

  •
  any other terms of the debt securities, which could be different from those described in this prospectus.

        Unless we provide otherwise in an applicable prospectus supplement, we will issue debt securities only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000, and in bearer form with or without coupons in the denomination of $5,000. If we issue bearer debt securities of a series, we will describe the federal income tax consequences and other special considerations applicable to those bearer debt securities in the prospectus supplement relating to that series.

        Unless we provide otherwise in the applicable prospectus supplement and subject to any limitations in the Indenture, you may transfer or exchange your registered securities at the corporate trust office or agency of the Trustee in the City and State of New York without paying a service charge, other than applicable tax or governmental charges. Bearer debt securities will be transferable by delivery. We will describe the provisions relating to the exchange of bearer debt securities of any series in the prospectus supplement relating to that series.

        If the principal, any premium or interest on the debt securities of any series is payable in a foreign or composite currency, the applicable prospectus supplement will describe any restrictions, elections, federal income tax consequences, specific terms and other information that apply to those debt securities and the currency.

        We may sell one or more series of debt securities at a substantial discount below the stated principal amount, bearing either no interest or interest at a rate that at the time of issuance is below market rate. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities. We will describe the federal income tax consequences and other special considerations applicable to a series in the prospectus supplement relating to that series.

Ranking

        The debt securities will be unsecured and will rank equally with all of our other unsecured and unsubordinated indebtedness. We extend credit to our subsidiaries at various times. Any credit we may extend to our subsidiaries may be subordinated to the claims of unaffiliated creditors of those subsidiaries.

        We are a holding company and depend on the earnings and cash flow of our subsidiaries to meet our obligations under the debt securities. Because the creditors of our subsidiaries generally would have a right to receive payment superior to our right to receive payment from the assets of our subsidiaries, the holders of our debt securities will effectively be subordinated to the creditors of our subsidiaries. If we were to liquidate or reorganize, your right to participate in any distribution of our subsidiaries' assets is necessarily subject to the senior claims of the subsidiaries' creditors. Furthermore, the Exchange Act and the rules of certain exchanges and other regulatory bodies, as well as covenants governing certain indebtedness of our subsidiaries, impose net capital requirements on some of our subsidiaries that limit their ability to pay dividends or make loans and advances to us.

Methods of Receiving Payment on the Debt Securities

        Registered Debt Securities.    Unless we otherwise provide in the applicable prospectus supplement, if the debt securities are in registered form, then the principal, any premium and interest will be payable at the corporate trust office or agency of the Trustee in the City and State of New York.

        Interest payments made before maturity or redemption on registered debt securities may be made:

  •
  at our option, by check mailed to the address of the person entitled to payment; or

  •
  at your option, if you hold at least $10 million in principal amount of registered debt securities, by wire transfer to an account you have designated in writing at least 16 days before the date on which the payment is due.

        Bearer Debt Securities.    Unless we provide otherwise in the applicable prospectus supplement, if the debt securities are in bearer form, then the principal, any premium and interest will be payable at the Trustee's office located outside the United States that is maintained for this purpose. No payment on a bearer debt security will be made by mail to a US address or by wire transfer to an account maintained in the United States, or will otherwise be made inside the United States, unless otherwise provided in the applicable prospectus supplement.

Notices

        Registered Debt Securities.    Unless otherwise provided in the applicable prospectus supplement, any notice given to a holder of a registered debt security will be mailed to the last address of such holder set forth in the applicable security register.

        Bearer Debt Securities.    Any notice given to a holder of a bearer debt security will be published in a daily newspaper of general circulation in the city or cities specified in the prospectus supplement relating to such bearer debt security.

Limitation on Liens

        We may not, and may not permit any of our Restricted Subsidiaries to, issue, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money secured by a pledge of, lien on or security interest in any shares of voting stock of any Restricted Subsidiary without effectively providing that the securities issued under the Indenture, including the debt securities, will be secured equally and ratably with such secured indebtedness.

        The term "Restricted Subsidiary" as defined in the Indenture means Bear Stearns, CTC, BSSC and any of our other subsidiaries owning, directly or indirectly, any of the common stock of, or succeeding to a significant portion of the business, property or assets of, a Restricted Subsidiary, or with which a Restricted Subsidiary is merged or consolidated.

Merger and Consolidation

        We may consolidate or merge with or into any other corporation, and may sell, lease or convey all or substantially all of our assets to any corporation, organized and existing under the laws of the United States or any US state, if:

  (1)
  we or any other successor corporation shall not immediately after the merger or consolidation be in default under the Indenture; and

  (2)
  the continuing corporation (if other than us), or the resulting entity that receives substantially all of our assets, shall expressly assume:

  (a)
  payment of the principal of, and premium, if any, and interest on (and any additional amounts payable in respect of) the debt securities and

  (b)
  performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by us.

        Unless otherwise provided in the applicable prospectus supplement, and subject to the foregoing, the Indenture permits:

  •
  a consolidation, merger, sale of assets or other similar transaction that may adversely affect our creditworthiness or that of a successor or combined entity;

  •
  a change in control; or

  •
  a highly leveraged transaction involving us, whether or not involving a change in control;

and the Indenture, therefore, will not protect holders of the debt securities from the substantial impact that any of the transactions described above may have on the value of the debt securities.

Modification and Waiver

        With the consent of the holders of 66 2/3% in principal amount of the outstanding debt securities of each series affected, we and the Trustee may modify or amend the Indenture, without the consent of each holder of the outstanding debt security affected, unless the modification or amendment:

  •
  changes the stated maturity or the date of any installment of principal of, or interest on, any debt security or changes its redemption price or optional redemption price;

  •
  reduces the principal amount of, or the rate of interest on, or the amount of any additional amount payable on, any debt security, or reduces the amount of principal that could be declared due and payable before the stated maturity of that debt security, or changes our obligation to pay any additional amounts (except as permitted under the Indenture), or reduces the amount of principal of a discount security that would be due and payable if accelerated under the Indenture;

  •
  changes the place or currency of any payment of principal, premium, if any, or interest on any debt security;

  •
  impairs the right to institute suit for the enforcement of any payment on or with respect to any debt security;

  •
  reduces the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required to modify or amend the Indenture; or

  •
  modifies the foregoing requirements or reduces the percentage of outstanding debt securities necessary to waive any past default to less than a majority.

We may make any of these amendments or modifications, however, with the consent of the holder of each outstanding debt security affected.

        Except with respect to defaults relating to certain fundamental provisions of the Indenture, which cannot be waived without the consent of the holders of each outstanding security of a series affected, the holders of at least a majority in principal amount of outstanding debt securities of any series may, with respect to that series, waive past defaults under the Indenture and waive compliance with certain provisions of the Indenture, either in a specific instance or generally.

Events of Default

        Under the Indenture, an "Event of Default" with respect to any series of debt securities means:

  (1)
  a failure to pay any interest, or any additional amounts payable, on any debt securities of that series for 30 days after payment is due;

  (2)
  a failure to pay the principal of, and premium, if any, on any debt security of that series when due;

  (3)
  a failure to deposit any sinking fund payment when due relating to that series;

  (4)
  a failure to perform any other covenant contained in the Indenture or relating to that series that has continued for 60 days after written notice was provided;

  (5)
  a failure lasting 10 days after notice relating to any of our other indebtedness for borrowed money or indebtedness of any Restricted Subsidiary in excess of $10 million, that results in such indebtedness becoming due and payable before maturity;

  (6)
  certain events of bankruptcy, insolvency or reorganization; and

  (7)
  any other Event of Default with respect to debt securities of that series.

Concerning the Trustee

        Within 90 days after any default, the Trustee will notify you of the default, unless the default is cured or waived.

        The Trustee may withhold notice of a default (except a default relating to the payment of principal, premium or interest, or any additional amounts related to any debt security or the payment of any sinking fund installment), if the Trustee in good faith determines that withholding notice is in your interests.

        If a default in the performance or breach of any covenant in the Indenture or relating to that series occurs and continues for 60 days after written notice has been given to us or the Trustee by the holders of at least 25% in principal amount of the outstanding debt securities of a series, the Trustee will not give notice to the holders for at least an additional 30 days after such default.

        If an event of default for any series of debt securities occurs and continues, the Trustee or the holders of 25% of the aggregate principal amount (or any lesser amount that the series may provide) of the outstanding debt securities affected by the default may require us to immediately repay the entire principal amount (or any lesser amount that the series may provide) of the outstanding debt securities of such series.

        So long as the Trustee has not yet obtained a judgment or decree for payment of money due, and we have paid all amounts due (other than those due solely as a result of acceleration) and have remedied all Events of Default, the holders of a majority in principal amount of the outstanding debt securities of the affected series may rescind any acceleration or may waive any past default. However, the holders of a majority in principal amount of all outstanding debt securities of the affected series may not waive any Event of Default with respect to any series of debt securities in the following two circumstances:

  •
  a failure to pay the principal of, and premium, if any, or interest on, or any additional amounts payable in respect of, any debt security of that series for which payment had not been subsequently made; or

  •
  a covenant or provision that cannot be modified or amended without the consent of each holder of outstanding debt security of that series.

        The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to debt securities of that series, provided that this direction is not in conflict with any rule of law or the Indenture. Before proceeding to exercise any right or power under the Indenture at the direction of those holders, the Trustee will be entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

        We are required to deliver to the Trustee an annual statement as to our fulfillment of all of our obligations under the Indenture.

Defeasance

        If provided for under the Indenture with respect to debt securities of any series that are registered debt securities denominated and payable only in US dollars (except as otherwise provided under the Indenture), we will:

  •
  be discharged from any and all obligations in respect of the debt securities of that series under the Indenture (except for certain obligations to register the transfer or exchange of debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agents and hold moneys for payment in trust) on the 91st day after the applicable conditions described in this paragraph have been satisfied; or

  •
  not be subject to provisions of the Indenture described above under the subsections entitled "—Limitation on Liens" and "—Merger and Consolidation" with respect to the debt securities of that series;

in each case if we deposit with the Trustee, in trust, money or US government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and premium, if any, and any interest on, the debt securities of that series on the dates such payments are due in accordance with the terms of those debt securities.

        To exercise either option, we are required to deliver to the Trustee an opinion of counsel to the effect that:

  (1)
  the deposit and related defeasance would not cause the holders of the debt securities of the series being defeased to recognize income, gain or loss for US federal income tax purposes; and

  (2)
  if the debt securities of that series are then listed on the NYSE, the exercise of the option would not result in delisting.

        We may specify defeasance provisions with respect to any series of debt securities.

DESCRIPTION OF WARRANTS

        This section sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants offered by any prospectus supplement and the extent to which such general terms and provisions will not apply to the warrants so offered will be described in the prospectus supplement relating to those warrants.

        We may issue warrants that are debt warrants, index warrants, interest rate warrants or universal warrants as described in the applicable prospectus supplement. Warrants may be offered independently of or together with one or more additional warrants, any series of debt securities, preferred stock or other securities or any combination thereof and may be attached to or separate from any such securities. The warrants will be settled either through physical delivery or through payment of a cash settlement value as described in this prospectus and in any applicable prospectus supplement.

        Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or a trust company, as warrant agent, all as described in the prospectus supplement relating to that series of warrants. The warrant agent will act solely as our agent under the applicable warrant agreement and in connection with the certificates for any warrants of that series, and will not assume any obligation or relationship of agency or trust for or with any holders of those warrant certificates or beneficial owners of those warrants.

        This section, along with the description in the applicable prospectus supplement, is a summary of certain provisions of the forms of warrant agreements and warrant certificates and is not complete. We urge you to read the warrant agreements and the warrant certificates, because those documents, and not these descriptions, define your rights as a holder of warrants. We have filed copies of the forms of the warrant agreements and warrant certificates as exhibits to the Registration Statement of which this prospectus is a part. Copies of the forms of warrant agreements and warrant certificates are available as described under "Where You Can Find More Information."

Debt Warrants

        We may issue, together with debt securities or separately, debt warrants for the purchase of debt securities on terms to be determined at the time of sale.

Index Warrants

        We may issue index warrants entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to decreases or increases in the level of a specific index or in the levels (or relative levels) of two or more indices or combinations of indices, which index or indices may be based on one or more stocks, bonds or other securities, one or more interest rates, one or more currencies or currency units, or any combination of the foregoing.

Interest Rate Warrants

        We may issue interest rate warrants entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to decreases or increases in the yield or closing price of one or more specified debt instruments or in the interest rates, interest rate swap rates, or other rates established from time to time by one or more specified financial institutions, or any combination of the foregoing.

Universal Warrants

        We may also issue universal warrants:

  •
  to purchase or sell securities of one or more issuers, securities based on the performance of an issuer, securities based on the performance of an issuer but excluding the performance of a particular subsidiary or subsidiaries of that issuer, a basket of securities, or securities whose value is determined by reference to the performance, level, or value of, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, or any combination of the above;

  •
  entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to the right to purchase or the right to sell a specified amount of one or more currencies or currency units or any combination of the foregoing for a specified amount of one or more different currencies or currency units or any combination of the foregoing;

  •
  to purchase or sell commodities; or

  •
  in such other form as shall be specified in the applicable prospectus supplement.

        We refer to the property in the above clauses as the warrant property. We may satisfy our obligations, if any, with respect to any universal warrants by delivering the warrant property, cash or in the case of warrants to purchase or sell securities or commodities, the cash value of the securities or commodities, as described in the applicable prospectus supplement.

Further Information in Prospectus Supplement

General Terms of Warrants

        The applicable prospectus supplement may contain, where applicable, the following additional information relating to the warrants:

  •
  the specific designation and aggregate number of warrants;

  •
  the offering price;

  •
  the currency, currency unit, currency index or currency basket based on or relating to currencies for which those warrants may be purchased;

  •
  the date on which the right to exercise those warrants will commence and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date on which you may exercise the warrants;

  •
  whether the warrants will be issued in registered form or bearer form;

  •
  whether those warrants are extendible and the period or periods of such extendibility;

  •
  the terms upon which bearer warrants of any series may be exchanged for registered warrants of that series;

  •
  whether those warrants will be issued in book-entry form, as a global warrant certificate, or in certificated form;

  •
  any applicable US federal income tax consequences;

  •
  the identity of the warrant agent for the warrants and of any other depositories, execution or paying agents, transfer agents, registrars, determination, or other agents;

  •
  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

  •
  whether the warrants are to be sold separately or with other securities; and

  •
  any other terms of those warrants not inconsistent with the applicable warrant agreement.

Additional Terms of Debt Warrants

        The applicable prospectus supplement may contain, where applicable, the following additional information relating to any debt warrants:

  •
  the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants;

  •
  the exercise price and whether the exercise price may be paid in cash, by the exchange of any debt warrants or other securities or both and the method of exercising the debt warrants; and

  •
  the designation, terms and amount of debt securities, if any, to be issued together with each of the debt warrants and the date, if any, after which the debt warrants and debt securities will be separately transferable.

Additional Terms of Index and Interest Rate Warrants

        The applicable prospectus supplement may contain, where applicable, the following additional information relating to any index and interest rate warrants:

  •
  the exercise price, if any;

  •
  the index or indices for any index warrants, which index or indices may be based on one or more US or foreign stocks, bonds, or other securities, one or more US or foreign interest rates, one or more currencies or currency units, or any combination of the foregoing, and may be a preexisting US or foreign index or an index based on one or more securities, interest rates, currencies or currency units selected by us solely in connection with the issuance of such index warrants, and certain information regarding such index or indices and the underlying securities, interest rates, currencies or currency units (including, to the extent possible, the policies of the publisher of the index with respect to additions, deletions and substitutions of such securities, interest rates, currencies or currency units);

  •
  for index warrants, the method of providing for a substitute index or indices or otherwise determining the amount payable in connection with the exercise of such index warrants if the index changes or ceases to be made available by the publisher of the index;

  •
  the commodity, commodity index or combinations of commodities or commodity indices;

  •
  any market to which the commodity or commodity index relates;

  •
  the debt instrument (which may be one or more debt instruments issued either by the US government or by a foreign government), the rate (which may be one or more interest rates or interest rate swap rates established from time to time by one or more specified financial institutions) or the other yield or price utilized for any interest rate warrants, and certain information regarding such debt instrument, rate, yield or price;

  •
  the strike amount, the method of determining the spot amount and the method of expressing movements in the yield or closing price of the debt instrument or in the level of the rate as a cash amount in the currency in which the interest rate cash settlement value of any interest rate warrants is payable;

  •
  whether such warrants shall be put warrants, call warrants or otherwise;

  •
  the formula for determining the cash settlement value of each warrant;

  •
  the circumstances, if any, under which a minimum and/or maximum expiration value is applicable upon the expiration of such warrants;

  •
  any minimum number of warrants which must be exercised at any one time, other than upon automatic exercise;

  •
  the maximum number, if any, of such warrants that may, subject to our election, be exercised by all holders on any day;

  •
  any provisions for the automatic exercise of such warrants other than at expiration;

  •
  whether and under what circumstances such warrants may be canceled by us prior to the expiration date; and

  •
  any other procedures and conditions relating to the exercise of such warrants.

Additional Terms of Universal Warrants

        The applicable prospectus supplement may contain, where applicable, the following additional information relating to any universal warrants:

  •
  whether the universal warrants are put warrants or call warrants and whether you or we will be entitled to exercise the warrants;

  •
  the specific warrant property, and the amount or the method for determining the amount of the warrant property, that may be purchased or sold upon exercise of each universal warrant;

  •
  the currency in which the exercise price, if any, and the cash settlement value of such warrants is payable;

  •
  the base currency and the reference currency for any currency warrants;

  •
  the price at which and the currency with which the underlying securities or commodities may be purchased or sold upon the exercise of each universal warrant, or the method of determining that price;

  •
  whether the exercise price may be paid in cash, by the exchange of any other security offered with the universal warrants or both and the method of exercising the universal warrants; and

  •
  whether the exercise of the universal warrants is to be settled in cash or by delivery of the underlying securities or commodities or both.

        Before you exercise your warrants, you will not have any of the rights of (1) holders of the debt securities of the series purchasable upon such exercise, including the right to receive payments of principal, any premium or interest on those debt securities, or to enforce any of the covenants or rights in the relevant indenture or any other agreement or (2) holders of preferred stock or other securities purchasable upon such exercise, including the right to receive payments of dividends, if any, on such preferred stock or other securities or to exercise any applicable right to vote.

        You may exchange registered warrants of any series for registered warrants of the same series representing in total the number of warrants that you have surrendered for exchange. To the extent permitted, you may exchange warrant certificates and transfer registered warrants at the corporate trust office of the warrant agent for that series of warrants (or any other office indicated in the prospectus supplement relating to that series of warrants).

        Unless otherwise specified in the applicable prospectus supplement, warrants will be issued in book-entry only form, and will be represented by a single global warrant certificate, registered in the name of the nominee of the depository of the warrants.

        Bearer warrants will be transferable by delivery. The applicable prospectus supplement will describe the terms of exchange applicable to any bearer warrants.

Exercise of Warrants

        You may exercise your warrants at the corporate trust office of the warrant agent (or any other office indicated in the prospectus supplement relating to those warrants) up to 5:00 p.m., New York time, on the date stated in the prospectus supplement relating to those warrants or as may be otherwise stated in the prospectus supplement. If you do not exercise your warrants before the time on that date (or such later date that we may set), your unexercised warrants will become void.

        Only registered debt securities will be issued and delivered upon exercise of registered warrants. Warrants will be deemed to have been exercised upon receipt of the warrant certificate and any payment, if applicable, at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement and we will, as soon as practicable after such receipt and payment, issue and deliver the warrant property or pay the settlement value in respect of the warrants.

        If fewer than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of the warrants. Special provisions relating to the exercise of any bearer warrants or automatic exercise of warrants will be described in the applicable prospectus supplement.

DESCRIPTION OF PREFERRED STOCK

        This section describes certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. The particular terms of the preferred stock offered by any prospectus supplement and the extent, if any, to which such general terms will not apply to the preferred stock so offered will be described in the prospectus supplement relating to such preferred stock.

        This section, along with the description in the applicable prospectus supplement, is a summary of certain provisions of our restated certificate of incorporation, as amended, including the applicable certificates of designation, and is not complete.

        We urge you to read the restated certificate of incorporation, as amended, and the certificate of designation for the relevant series of preferred stock in which you are intending to invest, because those documents, and not these descriptions, define your rights as a holder of preferred stock. We have filed a copy of the restated certificate of incorporation, as amended, and the certificates of designation for our currently outstanding shares of preferred stock as exhibits to the Registration Statement of which this prospectus is a part. Copies of the restated certificate of incorporation, as amended, are available described under "Where You Can Find More Information."

General

        Our restated certificate of incorporation, as amended, authorizes the issuance of 10,000,000 shares of preferred stock, $1.00 par value. We may issue preferred stock from time to time in one or more series. The exact terms of each series will be established by our board of directors or a duly authorized committee of the board.

        The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:

  (1)
  the designation, stated value and liquidation preference of such preferred stock and the number of shares offered;

  (2)
  the offering price;

  (3)
  the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

  (4)
  any redemption or sinking fund provisions;

  (5)
  the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding up;

  (6)
  the terms and conditions, if any, on which shares of such series shall be exchangeable for shares of our stock of any other class or classes, or other series of the same class;

  (7)
  the voting rights, if any, of shares of such series in addition to those set forth in "Voting Rights" below;

  (8)
  the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;

  (9)
  the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any subsidiary of, the common stock or any other class of our stock ranking junior to the shares of such series as to dividends or upon liquidation;

  (10)
  the conditions and restrictions, if any, on the creation of indebtedness of us or of any subsidiary, or on the issue of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

  (11)
  any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

        The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the applicable prospectus supplement, the shares of each series of preferred stock will upon issuance rank senior to the common stock and on a parity in all respects with each other outstanding series of preferred stock. As of November 30, 2004, there were outstanding:

  •
  3,493,250 depositary shares, each representing a one-fourth interest in a share of 6.15% Cumulative Preferred Stock, Series E;

  •
  2,612,800 depositary shares, each representing a one-fourth interest in a share of 5.72% Cumulative Preferred Stock, Series F; and

  •
  2,856,900 depositary shares, each representing a one-fourth interest in a share of 5.49% Cumulative Preferred Stock, Series G.

        The preferred stock will have no preemptive rights to subscribe for any additional securities that may be issued by us.

Dividends

        Unless otherwise specified in the applicable prospectus supplement, before any dividends may be declared or paid to the holders of shares of our common stock, par value $1.00 per share, or of any other of our capital stock ranking junior to any series of the preferred stock as to the payment of dividends, the holders of the preferred stock of that series will be entitled to receive, when and as declared by the board of directors or a duly authorized committee of the board, out of our net profits or net assets legally available therefor, dividends payable quarterly on January 15, April 15, July 15 and October 15, in each year at such rates as will be specified in the applicable prospectus supplement. Such rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be specified in the applicable prospectus supplement. Dividends will be payable to the holders of record as they appear on our stock transfer records on such dates (not less than 15 days nor more than 60 days prior to a dividend payment date) as will be fixed by the board of directors or a duly authorized committee thereof. Dividends will be paid in the form of cash.

        Dividends on any series of preferred stock may be cumulative or noncumulative, as specified in the applicable prospectus supplement. If the board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are noncumulative, then the holders of the preferred stock of that series will have no right to receive a dividend in respect of the dividend period relating to such dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on that series are declared or paid on any future dividend payment dates. If dividends on any series of preferred stock are not paid in full or declared in full and sums set apart for the payment thereof, then no dividends shall be declared and paid on that series unless declared and paid ratably on all shares of every series of preferred stock then outstanding, including dividends accrued or in arrears, if any, in proportion to the respective amounts that would be payable per share if all such dividends were declared and paid in full.

        The prospectus supplement relating to a series of preferred stock will specify the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any of our subsidiaries of, the common stock or any other class of our stock ranking junior to the shares of that series as to dividends or upon liquidation and any other preferences, rights, restrictions and qualifications that are not inconsistent with the certificate of incorporation and the applicable certificates of designation.

Liquidation Rights

        Unless otherwise specified in the prospectus supplement relating to a series of preferred stock, upon our liquidation, dissolution or winding up (whether voluntary or involuntary), the holders of preferred stock of that series will be entitled to receive out of our assets available for distribution to our stockholders, whether from capital, surplus or earnings, the amount specified in the applicable prospectus supplement for that series, together with all dividends accrued and unpaid, before any distribution of the assets will be made to the holders of common stock or any other class or series of shares ranking junior to that series of preferred stock upon liquidation, dissolution or winding up, and will be entitled to no other or further distribution. If, upon our liquidation, dissolution or winding up, the assets distributable among the holders of a series of preferred stock shall be insufficient to permit the payment in full to the holders of that series of preferred stock of all amounts payable to those holders, then the entire amount of our assets thus distributable will be distributed ratably among the holders of that series of preferred stock in proportion to the respective amounts that would be payable per share if those assets were sufficient to permit payment in full.

        Neither our consolidation, merger or other business combination with or into any other individual, firm, corporation or other entity nor the sale, lease, exchange or conveyance of all or any part of our property, assets or business will be deemed to be a liquidation, dissolution or winding up.

Redemption

        If so specified in the applicable prospectus supplement, any series of preferred stock may be redeemable, in whole or in part, at our option or pursuant to a retirement or sinking fund or otherwise, on terms and at the times and the redemption prices specified in that prospectus supplement. If less than all shares of the series at the time outstanding are to be redeemed, the shares to be redeemed will be selected pro rata or by lot, in such manner as may be prescribed by resolution of the board of directors.

        Notice of any redemption of a series of preferred stock will be given by publication in a newspaper of general circulation in the Borough of Manhattan, the City of New York, not less than 30 nor more than 60 days prior to the redemption date. We will mail a similar notice, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of shares of that series at the addresses shown on our stock transfer records, but the mailing of such notice will not be a condition of such redemption. In order to facilitate the redemption of shares of preferred stock, the board of directors may fix a record date for the determination of the shares to be redeemed. Such record date will be not more than 60 days nor less than 30 days prior to the redemption date.

        Prior to the redemption date, we will deposit money for the payment of the redemption price with a bank or trust company doing business in the Borough of Manhattan, the City of New York, and having a capital and surplus of at least $10,000,000. Unless we fail to make such deposit, on the redemption date, all dividends on the series of preferred stock called for redemption will cease to accrue and all rights of the holders of shares of that series as our stockholders shall cease, except the right to receive the redemption price (but without interest). Unless otherwise specified in the applicable prospectus supplement, any monies so deposited which remain unclaimed by the holders of the shares of that series at the end of six years after the redemption date will become our property, and will be paid by the bank or trust company with which it has been so deposited to us.

Conversion Rights

        Unless otherwise specified in the applicable pricing supplement, no series of preferred stock will be convertible into common stock.

Voting Rights

        Unless otherwise determined by the board of directors and indicated in the applicable prospectus supplement, holders of the preferred stock of that series will not have any voting rights except as described below or as otherwise from time to time required by law. Whenever dividends on any series of preferred stock or any other class or series of stock ranking on a parity with that series with respect to the payment of dividends shall be in arrears for dividend periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters, the holders of shares of that series (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two of the authorized number of our directors at the next annual meeting of stockholders and at each subsequent meeting until all dividends accumulated on that series have been fully paid or set apart for payment. The term of office of all directors elected by the holders of a series of preferred stock shall terminate immediately upon the termination of the right of the holders of that series to vote for directors. Whenever the shares of a series are or become entitled to vote, each holder of shares of that series will have one vote for each share held.

        So long as shares of any series of preferred stock remain outstanding, we shall not, without the consent of the holders of at least two-thirds of the shares of that series outstanding at the time (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable):

  (1)
  issue or increase the authorized amount of any class or series of stock ranking senior to the shares of that series as to dividends or upon liquidation; or

  (2)
  amend, alter or repeal the provisions of our certificate of incorporation or of the resolutions contained in the certificates of designation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any power, preference or special right of the outstanding shares of that series or the holders thereof. Any increase in the amount of the authorized common stock or authorized preferred stock or the creation and issuance of common stock or any other series of preferred stock ranking on a parity with or junior to a series of preferred stock as to dividends and upon liquidation shall not be deemed to materially and adversely affect the powers, preferences or special rights of the shares of that series.

        Unless otherwise indicated in the applicable prospectus supplement, the transfer agent, dividend disbursing agent and registrar for each series of preferred stock will be Mellon Investor Services L.L.C.

DESCRIPTION OF DEPOSITARY SHARES

        This section describes certain general terms and provisions of the depositary shares and depositary receipts which we may elect to issue.

        This section, along with the description in the applicable prospectus supplement, is a summary of certain provisions of the deposit agreement relating to the applicable series of Preferred Stock and is not complete. Any such deposit agreement will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this prospectus is a part. Copies of any such deposit agreement will be available as described under "Where You Can Find More Information."

General

        We may, at our option, elect to offer fractional interests in shares of a series of preferred stock, rather than whole shares. If we exercise our option, we will provide for the issuance by a depositary of depositary receipts evidencing depositary shares, each of which will represent a fractional interest (to be specified in the applicable prospectus supplement) in a share of a particular series of the Preferred Stock as more fully described below.

        If we offer fractional shares of any series of preferred stock, those shares will be deposited under a separate deposit agreement among us, a depositary bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 and the holders from time to time of the depositary receipts issued thereunder by that depositary. The applicable prospectus supplement will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock underlying such depositary share, to all the rights and preferences of the fractional share of preferred stock underlying such depositary share (including dividend, voting, redemption and liquidation rights).

        Until definitive engraved depositary receipts are prepared, upon our written order, the depositary may issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay. Temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

        The depositary will distribute to the holders of depositary receipts evidencing depositary shares all cash dividends or other cash distributions received in respect of the underlying fractional shares of preferred stock in proportion to their respective holdings of the depositary shares on the relevant record date. The depositary will distribute only the amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. Any balance not so distributed will be held by the depositary (without liability for interest thereon) and will be added to and treated as part of the next sum received by the depositary for distribution to holders of depositary receipts then outstanding.

        If we distribute property other than cash in respect of shares of preferred stock deposited under a deposit agreement, the depositary will distribute the property received by it to the record holders of depositary receipts evidencing the depositary shares relating to those shares of preferred stock, in proportion, as nearly as may be practicable, to their respective holdings of the depositary shares on the relevant record dates. If the depositary determines that it is not feasible to make such a distribution, the depositary may, with our approval, adopt such method as it deems equitable and practicable to give effect to the distribution, including the sale of the property so received and distribution of the net proceeds from such sale to the holders of the depositary receipts.

        Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar right offered by us to holders of the preferred stock deposited under such deposit agreement will be made available to holders of depositary shares.

Redemption of Depositary Shares

        If the shares of preferred stock deposited under a deposit agreement are subject to redemption, in whole or in part, then, upon any such redemption, the depositary shares relating to those deposited shares will be redeemed from the proceeds received by the depositary as a result of the redemption. Whenever we redeem shares of preferred stock held by a depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. The depositary will mail the notice of redemption not less than 20 and not more than 50 days prior to the date fixed for redemption to the record holders of the depositary shares to be so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the per share redemption price of the preferred stock underlying such depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

        Once notice of redemption has been given, from and after the redemption date, the depositary shares called for redemption will no longer be deemed to be outstanding, unless we fail to redeem the shares of preferred stock so called for redemption. On the redemption date, all rights of the holders of depositary shares will cease, except for the right to receive the monies payable upon such redemption and any money or other property to which the holders of depositary shares were entitled upon such redemption (but without interest), upon surrender to the depositary of the depositary receipts evidencing depositary shares.

Voting Rights

        As soon as practicable after receipt of notice of any meeting at which the holders of shares of preferred stock deposited under a deposit agreement are entitled to vote, the depositary will mail the information contained in that notice of meeting (and any accompanying proxy materials) to the holders of the depositary shares relating to such preferred stock as of the record date for such meeting. Each such holder will be entitled, subject to any applicable restrictions, to instruct the depositary as to the exercise of the voting rights of the preferred stock represented by such holder's depositary shares. The depositary will attempt to vote the preferred stock represented by those depositary shares in accordance with the holder's instructions, and we will agree to take all action deemed necessary by the depositary to enable the depositary to do so. The depositary will abstain from voting shares of preferred stock deposited under a deposit agreement if it has not received specific instructions from the holders of the depositary shares representing those shares.

Withdrawal of Stock

        Upon surrender of depositary receipts at the principal office of the depositary (unless the depositary shares evidenced by the depositary receipts have previously been called for redemption), and subject to the terms of the deposit agreement, the owner of the depositary shares shall be entitled to delivery of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Fractional shares of preferred stock will not be delivered. If the depositary receipts surrendered by the holder evidence depositary shares in excess of those representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess depositary shares. Holders of shares of preferred stock which are withdrawn will not thereafter be entitled to deposit such shares under a deposit agreement or to receive depositary shares. We do not expect that there will be any public trading market for the preferred stock, except as represented by depositary shares.

Amendment and Termination of the Deposit Agreement

        We may from time to time amend the form of depositary receipt evidencing any depositary shares and any provision of a deposit agreement by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless and until approved by the holders of at least a majority of the depositary shares then outstanding under that deposit agreement. Each deposit agreement will provide that each holder of depositary shares who continues to hold those depositary shares at the time an amendment becomes effective will be deemed to have consented to the amendment and will be bound by that amendment. Except as may be necessary to comply with any mandatory provisions of applicable law, no amendment may impair the right, subject to the terms of the deposit agreement, of any holder of any depositary shares to surrender the depositary receipt evidencing those depositary shares to the depositary together with instructions to deliver to the holder the whole shares of preferred stock represented by the surrendered depositary shares and all money and other property, if any, represented thereby. A deposit agreement may be terminated by us or the depositary only if:

  (1)
  all outstanding depositary shares issued under the deposit agreement have been redeemed; or

  (2)
  there has been a final distribution in respect of the preferred stock relating to those depositary shares in connection with any liquidation, dissolution or winding up of the Company and the amount received by the depositary as a result of that distribution has been distributed by the depositary to the holders of those depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of any depositary in connection with the initial deposit of preferred stock and the initial issuance of the depositary shares and any redemption of such preferred stock. Holders of depositary shares will pay any other taxes and charges incurred for their accounts as are provided in the deposit agreement.

Reports

        Each depositary will forward to the holders of depositary shares issued by that depositary all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock held by the depositary. In addition, each depositary will make available for inspection by the holders of those depositary shares, at the principal office of such depositary and at such other places as it may from time to time deem advisable, all reports and communications received from us that are received by such depositary as the holder of preferred stock.

Limitation on Liability

        Neither we nor any depositary will assume any obligation or will be subject to any liability under a deposit agreement to holders of the depositary shares other than for its negligence or willful misconduct. Neither we nor any depositary will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under a deposit agreement. The obligations of us and any depositary under a deposit agreement will be limited to performance in good faith of its duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and any depositary may rely on written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

        A depositary may resign at any time by delivering to us notice of its election to resign, and we may remove any depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

        Each debt security, warrant, share of preferred stock, and depositary share in registered form will be represented either:

  •
  by one or more global securities representing the entire issuance of securities; or

  •
  by a certificate issued in definitive form to a particular investor.

Book-Entry System

        Unless otherwise specified in a prospectus supplement, we will issue each security in book-entry only form. This means that we will not issue actual notes or certificates. Instead, we will issue global securities in registered form representing the entire issuance of securities. Each global security will be registered in the name of a financial institution that holds them as depository on behalf of other financial institutions that participate in that depository's book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on their own behalf or on behalf of their customers.

        If a security is registered on the books that we or the Trustee, warrant agent, depository, or other agent maintain in the name of a particular investor, we refer to that investor as the "holder" of that security. These persons are the legal holders of the securities. Consequently, for securities issued in global form, we will recognize only the depository as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depository. The depository passes along the payments it receives from us to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depository and its participants are obligated to pass these payments along under agreements they have made with one another or with their customers, and they are not obligated to do so under the terms of the securities.

        As a result, investors will not own securities issued in book-entry form directly. Instead, they will own beneficial interests in a global security through a bank, broker, or other financial institution that participates in the depository's book-entry system or holds an interest through a participant in the depository's book-entry system. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities. The depository will not have knowledge of the actual beneficial owners of the securities.

Certificates in Registered Form

        In the future we may cancel a global security or issue securities initially in non-global, or certificated, form. We do not expect to exchange global securities for actual notes or certificates registered in the names of the beneficial owners of the global securities representing the securities unless:

  •
  the depository, such as The Depository Trust Company ("DTC"), notifies us that it is unwilling or unable to continue as depository for the global securities or we become aware that the depository has ceased to be a clearing agency registered under the Exchange Act, and in any case we fail to appoint a successor to the depository within 90 calendar days; or

  •
  we, in our sole discretion, determine not to have any notes of a series represented by a global security.

        Upon the occurrence of either of the foregoing events, we will issue securities in certificated form in exchange for all outstanding global securities. An owner of a beneficial interest in the global securities to be exchanged will be entitled to delivery in definitive form of securities equal in principal amount to such beneficial interest and to have such securities registered in its name. Debt securities issued in definitive form will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof, except as otherwise specified in the applicable pricing supplement, and will be issued in registered form only, without coupons.

        You should read "Limitation on Issuance of Bearer Debt Securities and Bearer Warrants" for a description of certain restrictions on the issuance of individual bearer debt securities in exchange for beneficial interests in a global security.

Street Name Owners

        When actual notes or certificates registered in the names of the beneficial owners are issued, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker, or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account that he or she maintains at that institution. For securities held in street name, we will recognize only the intermediary banks, brokers, and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

        Our obligations, as well as the obligations of the Trustee under the Indenture and the obligations, if any, of any warrant agents, depository, and any other third parties employed by us, the Trustee, or any of those agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, who hold the securities in street name, or who hold the securities by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form. For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depository participants or customers or by law, to pass it along to the indirect owners, but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose, such as to amend the Indenture for a series of debt securities or a warrant agreement for a series of warrants or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the Indenture, we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders. When we refer to "you" in this section, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to "your securities" in this section, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

        If you hold securities through a bank, broker, or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

  •
  how it handles payments on your securities and notices;

  •
  whether you can provide contact information to the registrar to receive copies of notices directly;

  •
  whether it imposes fees or charges;

  •
  whether and how you can instruct it to exercise any rights to purchase or sell warrant property under a warrant or to exchange or convert a security for or into other property;

  •
  how it would handle a request for the holders' consent, if required;

  •
  whether and how you can instruct it to send you the securities registered in your own name so you can be a holder, if that is permitted at any time;

  •
  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the securities are in book-entry form, how the depository's rules and procedures will affect these matters.

Depositories for Global Securities

        Each security issued in book-entry form and represented by a global security will be deposited with, and registered in the name of, one or more financial institutions or clearing systems, or their nominees, which we will select. These financial institutions or clearing systems that we select for any security are called "depositories." Each series of securities will have one or more of the following as the depositories:

  •
  DTC;

  •
  a financial institution holding the securities on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as "Euroclear";

  •
  a financial institution holding the securities on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as "Clearstream"; and

  •
  any other clearing system or financial institution named in the applicable prospectus supplement.

        The depositories named above also may be participants in one another's systems. For example, if DTC is the depository for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream as DTC participants. The depository or depositories for your securities will be named in the applicable prospectus supplement. If no depository is named, the depository will be DTC.

The Depository Trust Company

        The following is based on information on DTC's website at www.dtcc.com:

        DTC will act as securities depository for the securities. The securities will be issued as fully-registered securities registered in the name of Cede & Co., which is DTC's partnership nominee, or any other name as may be requested by an authorized representative of DTC. Generally, one fully registered global security will be issued for each issue of the securities, each in the aggregate principal amount of the issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of the issue.

        DTC, the world's largest depository, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under Section 17A of the Exchange Act. DTC holds and provides asset servicing for over two million issues of United States and non-United States equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that its participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants. This eliminates the need for physical movement of certificates representing securities. Direct participants include both United States and non-United States securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, also subsidiaries of DTCC, as well as by The New York Stock Exchange, Inc., the American Stock Exchange LLC, and the NASD. Access to the DTC system is also available to others such as both United States and non-United States securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

        Purchases of the securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC's records. The beneficial interest of each actual purchaser of each security is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. A beneficial owner, however, is expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of beneficial interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial interests in the securities, except if the use of the book-entry system for the securities is discontinued.

        To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC's records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        None of DTC, Cede & Co., or any other DTC nominee will consent or vote with respect to the securities unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the regular record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the securities are credited on the regular record date. These participants are identified in a listing attached to the omnibus proxy.

        We will make payments of principal, any premium, interest, or other amounts on the securities in immediately available funds directly to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from us, on the applicable payment date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name. These payments will be the responsibility of these participants and not of DTC or any other party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal and any premium or interest to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC, is our responsibility. Disbursement of the payments to direct participants is the responsibility of DTC, and disbursement of the payments to the beneficial owners is the responsibility of the direct or indirect participants.

        We will send any redemption notices to DTC. If less than all of the securities of a series are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

        DTC may discontinue providing its services as depository for the securities at any time by giving us reasonable notice. If this occurs, and if a successor securities depository is not obtained, we will print and deliver certificated securities.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Clearstream and Euroclear

        Each series of securities represented by a global security sold or traded outside the United States may be held through Clearstream or Euroclear, which provide clearing, settlement, depository, and related services for internationally traded securities. Both Clearstream and Euroclear provide a clearing and settlement organization for cross-border bonds, equities, and investment funds. Clearstream is incorporated under the laws of Luxembourg. Euroclear is incorporated under the laws of Belgium.

        Euroclear and Clearstream are securities clearance systems in Europe that clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment. Euroclear and Clearstream may be depositories for a global security. In addition, if DTC is the depository for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC. As long as any global security is held by Euroclear or Clearstream as depository, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depository for a global security and there is no depository in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States. Payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream on one hand, and participants in DTC, on the other hand, when DTC is the depository, also would be subject to DTC's rules and procedures.

        Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, United States investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the United States and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

Special Considerations for Global Securities

        As an indirect owner, an investor's rights relating to a global security will be governed by the account rules of the depository and those of the investor's financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream if DTC is the depository), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities. Instead, we deal only with the depository that holds the global security. If securities are issued only in the form of a global security, an investor should be aware of the following:

  •
  an investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations described above;

  •
  an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of any legal rights relating to the securities;

  •
  an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

  •
  an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

  •
  the depository's policies will govern payments, deliveries, transfers, exchanges, notices, and other matters relating to an investor's interest in a global security, and those policies may change from time to time;

  •
  we, the Trustee, and any warrant agents will not be responsible for any aspect of the depository's policies, actions, or records of ownership interests in a global security;

  •
  we, the Trustee, and any warrant agents do not supervise the depository in any way;

  •
  the depository may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

  •
  financial institutions that participate in the depository's book-entry system and through which an investor holds his or her interest in the global securities, directly or indirectly, also may have their own policies affecting payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities. Those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream when DTC is the depository, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

        Receipt by owners of beneficial interests in a temporary global security of payments of principal, any premium or interest relating to their interests will be subject to the restrictions discussed under "Limitations on Issuance of Bearer Debt Securities and Bearer Warrants."

        If interest is paid on a bearer global security, or if no interest has been paid but the bearer global security remains outstanding beyond a reasonable period of time after the restricted period (as defined in applicable US Treasury regulations) has ended, the depository must provide us with a certificate to the effect that the owners of the beneficial interests in the bearer global security are non-US persons or US persons that are permitted to hold bearer debt securities under applicable US Treasury regulations.

        In general, US persons that are permitted to hold bearer debt securities are US persons who acquire the securities through the foreign branch of certain US financial institutions and certain US financial institutions that hold the bearer debt securities for resale to non-US persons or who hold the bearer debt securities on their own account through a foreign branch. The certificate must be provided within a reasonable period of time after the end of the restricted period, but in no event later than the date when interest is paid. The certificate must be based on statements provided to the depository by the owners of the beneficial interests.

LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES AND BEARER WARRANTS

        In compliance with US federal income tax laws and regulations, bearer debt securities, including bearer debt securities in global form, will not be offered, sold, resold or delivered, directly or indirectly, in the United States or its possessions or to "United States persons," as defined below, except as otherwise permitted by certain US Treasury regulations. Any underwriters, dealers or agents participating in the offerings of bearer debt securities, directly or indirectly, must agree that they will not, in connection with the original issuance of any bearer debt securities or during the "restricted period" (as defined in the Treasury regulations) offer, sell, resell or deliver, directly or indirectly, any bearer debt securities in the United States or to United States persons, other than as permitted by the Treasury regulations. In addition, any underwriters, dealers or agents must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer debt securities are aware of the restrictions on the offering, sale, resale or delivery of bearer debt securities.

        We will not deliver a bearer debt security (other than a temporary global bearer debt security) in connection with its original issuance or pay interest on any bearer debt security until we have received the written certification provided for in the Indenture. Each bearer debt security, other than a temporary global bearer debt security, will bear the following legend on the face of the security and on any interest coupons that may be detachable:

        "Any United States person who holds this obligation will be subject to limitations under the US income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code."

        The legend also will be evidenced on any book-entry system maintained with respect to the bearer debt securities.

        The sections referred to in the legend provide, in general, that a US taxpayer who holds a bearer security or coupon may not deduct any loss realized on the sale, exchange or redemption of the bearer security and any gain which otherwise would be treated as capital gain will be treated as ordinary income, unless the taxpayer is, or holds the bearer security or coupon through, a "financial institution" (as defined in the relevant Treasury regulations) and certain other conditions are satisfied.

        For these purposes, "United States" means the United States of America (including the District of Columbia), and its possessions. "United States person" generally means:

  •
  a citizen or resident of the United States;

  •
  a corporation, partnership, or other business entity created or organized in or under the laws of the United States or any State or political subdivision thereof (including the District of Columbia);

  •
  an estate whose income is subject to US federal income taxation regardless of its source; or

  •
  a trust, if a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions.

        The prospectus supplement relating to bearer warrants will describe any limitations on the offer, sale, delivery and exercise of bearer warrants (including a requirement that a certificate of non-US beneficial ownership be delivered once a bearer warrant is exercised).

PLAN OF DISTRIBUTION

        We may sell the securities by any of the following methods:

  •
  to underwriters (including Bear Stearns) or dealers, who may act directly or through a syndicate represented by one or more managing underwriters (including Bear Stearns);

  •
  through broker-dealers (including Bear Stearns) we have designated to act on our behalf as agents;

  •
  directly to one or more purchasers;

  •
  directly to the public through Bear Stearns utilizing DAiSSSM (Dutch Auction internet Syndication SystemSM), a rules-based, proprietary, single-priced, modified Dutch Auction syndication system for the pricing and allocation of securities; or

  •
  through a combination of any of these methods of sale.

        Each prospectus supplement will describe the manner and terms of an offering of securities, including:

  •
  the names of any underwriters, dealers, or agents;

  •
  whether that offering is being made to underwriters or through agents or directly;

  •
  the rules and procedures for the auction process through DAiSSSM, if used;

  •
  any underwriting discounts, dealer concessions, agency commissions and any other items that may be deemed to constitute underwriters', dealers' or agents' compensation;

  •
  the securities' purchase price or initial public offering price;

  •
  the proceeds we anticipate from the sale of the securities; and

  •
  any securities exchange on which the offered securities may be listed.

        We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of securities to hedge their position, deliver this prospectus in connection with some or all of those sales and use the securities covered by this prospectus to close out any loan of securities or short position created in connection with those sales.

        We may effect sales of securities in connection with forward sale agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through the NYSE, including block trades or ordinary broker's transactions, or through broker-dealers acting either as principal or agent, or through privately negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

        We may also sell securities short using this prospectus and deliver securities covered by this prospectus to close out any loan of securities or such short positions, or loan or pledge securities to financial institutions that in turn may sell the securities using this prospectus.

        We may pledge or grant a security interest in some or all of the securities covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus.

Distribution Through Underwriters

        When securities are to be sold to underwriters, we will execute an underwriting agreement with them at the time of the sale and will name them in the prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the underwriters' obligations to purchase those securities will be subject to certain conditions set forth in the underwriting agreement. If the underwriters purchase any of the securities, they will be obligated to purchase all of the securities. The underwriters will acquire the securities for their own accounts as principal and may resell them, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, either at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent.

Distribution Through Dealers

        We may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the prospectus supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Distribution Through Agents

        We may offer and sell securities on a continuous basis through agents that become parties to an underwriting or distribution agreement. We will name any agent involved in the offer and sale and describe any commissions payable by us in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, the agent will be acting on a best efforts basis during the appointment period.

General Information

        To the extent that any securities underwritten by Bear Stearns are not resold by Bear Stearns for an amount at least equal to their public offering price, the proceeds from the offering of those securities will be reduced. Until resold, any such preferred stock and depositary shares will be treated as if they were not outstanding. Bear Stearns intends to resell any of those securities at various times after the termination of the offering at varying prices related to prevailing market prices at the time of sale, subject to applicable prospectus delivery requirements.

        Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.

        If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.

        Underwriters, dealers and agents participating in any distribution of securities may be deemed "underwriters" within the meaning of the Securities Act and any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Various of those underwriters or agents may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

        Following the initial distribution of any series of securities (and in the case of shares of preferred stock, subject to obtaining approval or exemption from the NYSE), Bear Stearns may offer and sell previously issued securities of that series at various times in the course of its business as a broker-dealer. Bear Stearns may act as principal or agent in those transactions. Bear Stearns will use this prospectus and the prospectus supplement applicable to those securities in connection with those transactions. Sales will be made at prices related to prevailing prices at the time of sale or at related or negotiated prices. Our other affiliates, including BSIL, may also engage in such transactions and may use this prospectus and any applicable prospectus supplement for such purpose.

        The aggregate initial offering price specified on the cover of this prospectus relates to the initial offering of the securities not yet issued as of the date of this prospectus. This amount does not include the securities to be sold in market-making transactions. The latter include securities to be issued after the date of this prospectus, as well as securities previously issued. Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale. Unless we or an agent inform you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

        In order to facilitate the offering of certain securities under this Registration Statement or an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.

        In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

        Each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity or trading market for the offered securities.

        The underwriters, dealers and agents, and their affiliates may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

        This prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.

        Other than this prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on our or any agent's or dealer's web site and any information contained in any other web site maintained by any agent or dealer is not part of this prospectus, the applicable prospectus supplement and any applicable pricing supplement or the registration statement of which they form a part; has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the respective web site maintained by such entity; and should not be relied upon by investors.

        We may from time to time offer securities directly to the public through Bear Stearns and may utilize DAiSSSM, a rules-based, proprietary, single-priced, modified Dutch Auction syndication system for the pricing and allocation of such securities. DAiSSSM allows bidders to directly participate, through Internet access to an auction site, by submitting conditional offers to buy (each, a "bid") that are subject to acceptance by the underwriter, and which may directly affect the price at which such securities are sold.

        The final offering price at which securities will be sold and the allocation of securities among bidders will be based solely on the results of the auction, subject to possible stabilization activity previously described.

        During an auction, DAiSSSM will present to each bidder, on a real-time basis, the clearing spread at which the offering would be sold, based on the bids submitted and not withdrawn, and whether a bidder's individual bids would be accepted, prorated or rejected. Upon completion of the auction, the offering price of the securities will be the lowest spread at which the aggregate dollar amount of bids submitted, and not removed, at that spread and lower spreads equals or exceeds the size of the offering as disclosed in the prospectus supplement which is the final clearing spread. If DAiSSSM is utilized, prior to the auction we and Bear Stearns will establish minimum admissible bids, maximum quantity restrictions and other specific rules governing the auction process, all of which will be made available to bidders in the offering cul-de-sac and described in the prospectus supplement.

        Bids at a lower spread than the final clearing spread will be fully allocated. Bids at the final clearing spread will be prorated based on the time of submission and pursuant to the allocation procedures in the auction rules. Bids above the final clearing spread will receive no allocation.

        If an offering is made using DAiSSSM you should review the auction rules, as displayed in the offering cul-de-sac and described in the prospectus supplement, for a more detailed description of the offering procedures.

        Because Bear Stearns and BSIL are our wholly owned subsidiaries, each distribution of securities will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules. Furthermore, any underwriters offering the offered securities will not confirm sales to any accounts over which they exercise discretionary authority without the prior approval of the customer.

ERISA CONSIDERATIONS

        Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibits the borrowing of money, the sale of property and certain other transactions involving the assets of plans that are qualified under the Code ("Qualified Plans") or individual retirement accounts ("IRAs") and persons who have certain specified relationships to them. Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits similar transactions involving employee benefit plans that are subject to ERISA ("ERISA Plans"). Qualified Plans, IRAs and ERISA Plans are referred to as "Plans."

        Persons who have such specified relationships are referred to as "parties in interest" under ERISA and as "disqualified persons" under the Code. "Parties in interest" and "disqualified persons" encompass a wide range of persons, including any fiduciary (for example, investment manager, trustee or custodian), any person providing services (for example, a broker), the Plan sponsor, an employee organization any of whose members are covered by the Plan, and certain persons related to or affiliated with any of the foregoing.

        The purchase and/or holding of securities by a Plan with respect to which we, Bear Stearns, BSSC and/or certain of our affiliates is a fiduciary and/or a service provider (or otherwise is a "party in interest" or "disqualified person") would constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless such securities are acquired or held pursuant to and in accordance with an applicable statutory or administrative exemption. Each of us, Bear Stearns and BSSC is considered a "disqualified person" under the Code or "party in interest" under ERISA with respect to many Plans, although we are not a "disqualified person" with respect to an IRA simply because the IRA is established with Bear Stearns or because Bear Stearns provides brokerage to the IRA, and neither we nor Bear Stearns can be a "party in interest" to any IRA other than certain employer-sponsored IRAs, as only employer-sponsored IRAs are covered by ERISA.

        Applicable exemptions may include certain prohibited transaction class exemptions (for example, Prohibited Transaction Class Exemption ("PTCE") 84-14 relating to qualified professional asset managers, PTCE 96-23 relating to certain in-house asset managers, PTCE 91-38 relating to bank collective investment funds, PTCE 90-1 relating to insurance company separate accounts and PTCE

95-60 relating to insurance company general accounts). A fiduciary of a Plan purchasing the securities, or in the case of certain IRAs, the grantor or other person directing the purchase of the securities for the IRA, shall be deemed to represent that its purchase, holding, and disposition of the securities will not constitute a prohibited transaction under ERISA or Section 4975 of the Code for which an exemption is not available.

        A fiduciary who causes a Plan to engage, directly or indirectly, in a non-exempt prohibited transaction may be subject to a penalty under ERISA, and may be liable for any losses to the Plan resulting from such transaction. Code Section 4975 generally imposes an excise tax on disqualified persons who engage, directly or indirectly, in similar types of non-exempt transactions with the assets of Plans subject to such Section.

        In accordance with ERISA's general fiduciary requirements, a fiduciary with respect to any ERISA Plan who is considering the purchase of securities on behalf of such plan should consider the foregoing information and the information set forth in the applicable prospectus supplement and any applicable pricing supplement, and determine whether such purchase is permitted under the governing plan document and is prudent and appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. Fiduciaries of Plans established with, or for which services are provided by, us, Bear Stearns, BSSC and/or certain of our affiliates should consult with counsel before making any acquisition. Each purchaser of any securities, the assets of which constitute the assets of one or more Plans, and each fiduciary that directs such purchaser with respect to the purchase or holding of such securities, will be deemed to represent that the purchase and holding of the securities does not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

        Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to Section 406 of ERISA or Section 4975 of the Code. However, such plans may be subject to the provisions of applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code. Fiduciaries of such plans should consider applicable Similar Law when investing in the securities. Each fiduciary of such a plan will be deemed to represent that the plan's acquisition and holding of the securities will not result in a non-exempt violation of applicable Similar Law.

EXPERTS

        The consolidated financial statements and the related financial statement schedules included or incorporated by reference in our Annual Report on Form 10-K for the year ended November 30, 2003 have been incorporated by reference in this prospectus and have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated in this prospectus by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        With respect to the unaudited interim financial information for the periods ended February 29, 2004, May 31, 2004, August 31, 2004, February 28, 2003, May 31, 2003 and August 31, 2003, which is incorporated by reference in this prospectus, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in our Quarterly Reports on Form 10-Q for the quarters ended February 29, 2004, May 31, 2004 and August 31, 2004, which are incorporated by reference in this prospectus, they did not audit and they do not express an opinion on the interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by Deloitte & Touche LLP within the meaning of Sections 7 and 11 of the Securities Act.

VALIDITY OF THE SECURITIES

        The validity of the debt securities, the warrants, the preferred stock and the depositary shares will be passed on for us by Cadwalader, Wickersham & Taft LLP, New York, New York.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The following table sets forth all expenses in connection with the issuance and distribution of the securities being registered. All amounts shown are estimated, except the SEC registration fee and the NASD filing fee.

SEC registration fee	$1,177,000
Trustee's fees and expenses	10,000
Accounting fees	10,000
Legal fees and expenses	200,000
Printing and engraving fees	20,000
NASD filing fee	30,500
Miscellaneous	1,500

Total	$1,449,000

Item 15. Indemnification of Directors and Officers.

        Reference is made to Section 145 of the Delaware General Corporation Law which provides for indemnification of directors and officers in certain circumstances.

        Article VIII of the registrant's Restated Certificate of Incorporation provides for indemnification of directors and officers of the registrant against certain liabilities incurred as a result of their duties as such and also provides for the elimination of the monetary liability of directors for certain actions as such. The registrant's Restated Certificate of Incorporation, as amended, is filed as Exhibit 4(a)(1) to the Registration Statement on Form S-3 (No. 333-57083) filed June 17, 1998, and the Certificate of Amendment of Restated Certificate of Incorporation, dated April 2, 2001, is filed as Exhibit 4(a)(2) to the Registration Statement on Form S-8 (No. 333-92357) filed June 14, 2001.

        We, as registrant, have in effect reimbursement insurance for our directors' and officers' liability claims and directors' and officers' liability insurance indemnifying, respectively, ourselves and our directors and officers within specific limits for certain liabilities incurred, subject to the conditions and exclusions and deductible provisions of the policies.

        For the undertaking with respect to indemnification, see Item 17 in this prospectus.

Item 16. Exhibits.

Exhibit No.	Description
1(a)	Form of Underwriting Agreement (Debt Securities and Warrants).(1)
1(b)	Medium-Term Notes, Series B, Distribution Agreement, dated as of June 19, 2003 between The Bear Stearns Companies Inc. and Bear, Stearns & Co. Inc.(2)
1(c)	IncomeNotesSM Distribution Agreement, dated as of June 19, 2003 among The Bear Stearns Companies Inc., Bear, Stearns & Co. Inc. and each of the Agents listed on Schedule A thereto.(3)
1(d)
Underwriting Agreement, dated July 17, 2003, between The Bear Stearns Companies Inc. and Bear, Stearns & Co. Inc. relating to the Accelerated Market Participation Securities Linked to the S&P 500 Index.(4)

1(e)	Form of Underwriting Agreement for Offering of Global Notes.(5)
1(f)	Form of Underwriting Agreement for DAiSSSM Offering.(6)
1(g)	Form of Underwriting Agreement (Preferred Stock).(7)
4(a)(1)	Indenture, dated as of May 31, 1991, between The Bear Stearns Companies Inc. and JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank).(8)
4(a)(2)	Supplemental Indenture, dated as of January 29, 1998, between The Bear Stearns Companies Inc. and JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank).(9)
4(b)(1)	Form of Medium-Term Note, Series B (Fixed Rate).(10)
4(b)(2)	Form of Medium-Term Note, Series B (Floating Rate).(11)
4(b)(3)	Form of Global Note.(12)
4(b)(4)	Form of IncomeNotesSM Note (Fixed Rate).(13)
4(b)(5)	Form of IncomeNotesSM Note (Floating Rate).(14)
4(b)(6)	Form of Note (Common-Linked Higher Income Participation Securities).(15)
4(b)(7)	Form of Medium-Term Note, Series B (Fixed Rate; S&P Linked).(16)
4(b)(8)	Form of Medium-Term Note, Series B (Principal Protected SECTOR SELECTOR Note). (17)
4(b)(9)	Form of Medium-Term Note, Series B (linked to the value of the common stock of ).(18)
4(b)(10)	Form of Medium-Term Note, Series B (linked to the rate of US inflation).(19)
4(b)(11)	Form of Medium-Term Note, Series B (linked to the value of the common stock of ).(20)
4(b)(12)	Form of Medium-Term Note, Series B (principal protected notes linked to the Nasdaq-100 Index).(21)
4(b)(13)	Form of IncomeNotesSM Note (linked to the Consumer Price Index).(22)
4(b)(14)	Form of Medium-Term Note, Series B (principal protected notes linked to the Dow Jones Industrial Average).(23)
4(b)(15)	Form of Medium-Term Note, Series B (principal protected notes linked to the S&P 500 Index).(24)
4(b)(16)	Form of Medium-Term Note, Series B (Bear Extendible Notes).(25)
4(b)(17)	Form of Medium-Term Note, Series B (Accelerated Market Participation Securities Linked to the Nasdaq-100 Index).(26)
4(b)(18)	Form of Medium-Term Note, Series B (Strategic Upside Market Mitigating Index Term Securities Linked to the Dow Jones Industrial Average).(27)
4(b)(19)	Form of Medium-Term Note, Series B (15 Year USD Callable CMS Spread Principal Protected).(28)
4(c)(1)	Warrant Agreement, dated July 9, 2003, between The Bear Stearns Companies Inc. and JPMorgan Chase Bank, N.A., as Warrant Agent.(29)

4(c)(2)	First Supplemental Warrant Agreement, dated July 17, 2003, among The Bear Stearns Companies Inc., the Warrant Agent and Bear, Stearns & Co. Inc.(30)
4(c)(3)	Form of Accelerated Market Participation Securities Linked to the S&P 500 Index.(31)
4(c)(4)	Form of Warrant Agreement, including form of Warrant Certificate, for warrants to purchase debt securities.(32)
4(c)(5)	Form of Warrant Agreement, including form of Warrant Certificate (for warrants to be sold separately from debt securities), for warrants to purchase debt securities.(33)
4(c)(6)	Form of Warrant Agreement for warrants to purchase other securities, currencies or units.(34)
4(c)(7)	Form of Warrant Agreement relating to AMEX Hong Kong 30 Index Call Warrants.(35)
4(c)(8)	Form of Warrant Agreement relating to AMEX Hong Kong 30 Index Put Warrants.(36)
4(c)(9)	Form of Warrant Agreement relating to the Japan Index Call Warrants.(37)
4(c)(10)	Form of Warrant Agreement relating to the Japan Index Put Warrants.(38)
4(c)(11)	Form of Warrant Agreement relating to the Japanese Yen Put Warrants.(39)
4(c)(12)	Form of Warrant Agreement relating to Nikkei 225 Index Strike Reset Call Warrants.(40)
4(c)(13)	Form of Warrant Agreement relating to Vantage Point Portfolio Call Warrants.(41)
4(d)(1)	Restated Certificate of Incorporation of the registrant.(42)
4(d)(2)	Certificate of Amendment of Restated Certificate of Incorporation of the registrant.(43)
4(d)(3)	Certificate of Stock Designation relating to the registrant's 6.15% Cumulative Preferred Stock, Series E.(44)
4(d)(4)	Certificate of Stock Designation relating to the registrant's 5.72% Cumulative Preferred Stock, Series F.(45)
4(d)(5)	Certificate of Stock Designation relating to the registrant's 5.49% Cumulative Preferred Stock, Series G.(46)
4(d)(6)
Certificate of Elimination of the Cumulative Convertible Preferred Stock, Series A; Cumulative Convertible Preferred Stock, Series B; Cumulative Convertible Preferred Stock, Series C; and Cumulative Convertible Preferred Stock, Series D of the registrant.(47)
4(d)(7)	Certificate of Elimination of the 7.88% Cumulative Convertible Preferred Stock, Series B of the registrant.(48)
4(d)(8)	Certificate of Elimination of the 7.60% Cumulative Convertible Preferred Stock, Series C of the registrant.(49)
4(d)(9)	Certificate of Elimination of the Adjustable Rate Cumulative Preferred Stock, Series A of the registrant.(50)
4(d)(10)	Amended and Restated By-laws of the registrant.(51)
4(d)(11)	Form of Deposit Agreement.(52)
4(d)(12)	Specimen Depositary Receipt.(53)
5	Opinion of Cadwalader, Wickersham & Taft LLP.*

12	Computation of Ratio of Earnings to Fixed Charges and Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.*
23(a)	Consent of Deloitte & Touche LLP.*
23(b)	Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibit 5).*
24	Power of attorney (included in the signature pages to the Registration Statement).*
25	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank) (separately bound).*

*
Filed herewith.

(1)
Incorporated by reference to Exhibit 1(a) to the registrant's Registration Statement No. 33-44521 on Form S-3.

(2)
Incorporated by reference to Exhibit 1(j) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 19, 2003.

(3)
Incorporated by reference to Exhibit 1(k) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 19, 2003.

(4)
Incorporated by reference to Exhibit 1(j) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2003.

(5)
Incorporated by reference to Exhibit 1(a)(2) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 1998.

(6)
Incorporated by reference to Exhibit 1(g) to the registrant's Registration Statement No. 333-52902 on Form S-3.

(7)
Incorporated by reference to Exhibit 1(g) to the registrant's Registration Statement No. 333-31980 on Form S-3.

(8)
Incorporated by reference to the similarly numbered exhibit to the registrant's Registration Statement No. 33-40933 on Form S-3.

(9)
Incorporated by reference to Exhibit 4(a)(2) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 1998.

(10)
Incorporated by reference to Exhibit 4(b)(9) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 19, 2003.

(11)
Incorporated by reference to Exhibit 4(b)(10) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 20, 2003.

(12)
Incorporated by reference to Exhibit 4(b)(11) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 19, 2003.

(13)
Incorporated by reference to Exhibit 4(b)(12) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 20, 2003.

(14)
Incorporated by reference to Exhibit 4(b)(13) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 20, 2003.

(15)
Incorporated by reference to Exhibit No. 4(b)(7) to the registrant's Registration Statement No. 33-52701 on Form S-3.

(16)
Incorporated by reference to Exhibit No. 4(b)(10) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 21, 1998.

(17)
Incorporated by reference to Exhibit No. 4(b)(8) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 5, 2003.

(18)
Incorporated by reference to Exhibit 4(b)(8) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2003.

(19)
Incorporated by reference to Exhibit 4(b)(8) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 12, 2003.

(20)
Incorporated by reference to Exhibit 4(b)(14) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 24, 2003.

(21)
Incorporated by reference to Exhibit 4(b)(13) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 22, 2003.

(22)
Incorporated by reference to Exhibit 4(b)(14) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 22, 2003.

(23)
Incorporated by reference to Exhibit 4(b)(15) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 23, 2004.

(24)
Incorporated by reference to Exhibit 4(b)(15) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 28, 2004.

(25)
Incorporated by reference to Exhibit 4(b)(16) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 15, 2004.

(26)
Incorporated by reference to Exhibit 4(b)(15) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 30, 2004.

(27)
Incorporated by reference to Exhibit 4(b)(15) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 5, 2004.

(28)
Incorporated by reference to Exhibit 4(b)(15) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 2, 2004.

(29)
Incorporated by reference to Exhibit 4(c)(11) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2003.

(30)
Incorporated by reference to Exhibit 4(c)(12) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2003.

(31)
Incorporated by reference to Exhibit 4(c)(13) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2003.

(32)
Incorporated by reference to Exhibit 4(c)(1) to the registrant's Registration Statement No. 33-44521.

(33)
Incorporated by reference to Exhibit 4(c)(2) to the registrant's Registration Statement No. 33-44521 on Form S-3.

(34)
Incorporated by reference to Exhibit 4(c)(3) to the registrant's Registration Statement No. 33-48829 on Form S-3.

(35)
Incorporated by reference to Exhibit 1.1 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 6, 1993.

(36)
Incorporated by reference to Exhibit 1.2 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 6, 1993.

(37)
Incorporated by reference to Exhibit 1.1 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 19, 1994.

(38)
Incorporated by reference to Exhibit 1.2 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 19, 1994.

(39)
Incorporated by reference to Exhibit 1.1 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 13, 1994.

(40)
Incorporated by reference to Exhibit 1.1 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 13, 1995.

(41)
Incorporated by reference to Exhibit 1.1 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on February 12, 1996.

(42)
Incorporated by reference to Exhibit No. 4(a)(1) to the registrant's Registration Statement on Form S-3 (File No. 333-57083).

(43)
Incorporated by reference to Exhibit No. 4(a)(2) to the Registration Statement on Form S-8 (File No. 333-92357).

(44)
Incorporated by reference to Exhibit No. 1.4 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 14, 1998.

(45)
Incorporated by reference to Exhibit No. 1.4 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on April 20, 1998.

(46)
Incorporated by reference to Exhibit No. 1.4 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 18, 1998.

(47)
Incorporated by reference to Exhibit No. 4(d)(9) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2002.

(48)
Incorporated by reference to Exhibit No. 4(d)(10) to the registrant's Current Report on Form S-K filed with the Securities and Exchange Commission on January 15, 2002.

(49)
Incorporated by reference to Exhibit No. 4(d)(11) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2002.

(50)
Incorporated by reference to Exhibit 4(a)(9) to the Post-Effective Amendment No. 2 to Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 25, 2004.

(51)
Incorporated by reference to Exhibit No. 4(d)(6) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2002.

(52)
Incorporated by reference to Exhibit 4(d) to the registrant's Registration Statement No. 33-59140 on Form S-3.

(53)
Incorporated by reference to Exhibit 4(e) to the registrant's Registration Statement No. 33-59140 on Form S-3.

Item 17. Undertakings.

        The undersigned registrant hereby undertakes:

        (a)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

  (i)
  to include any prospectus required by Section 10(a)(3) of the Securities Act;

  (ii)
  to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or its most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered), and any deviation from the low or high end of the estimated maximum offering range, may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

  (iii)
  to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(i) and (a)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (b)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (d)  That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (e)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (f) (i)  For the purposes of determining liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

             (ii)  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (g)  To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 30, 2004.

THE BEAR STEARNS COMPANIES INC.
BY:	/S/ SAMUEL L. MOLINARO JR. Samuel L. Molinaro Jr. Executive Vice President and Chief Financial Officer

        We, the undersigned officers and directors of The Bear Stearns Companies Inc., hereby severally constitute, James E. Cayne, Alan C. Greenberg and Samuel L. Molinaro Jr., and any of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our name in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 filed by The Bear Stearns Companies Inc. with the Securities and Exchange Commission (and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933, as amended (and all further amendments, including post-effective amendments, thereto)), and generally to do all such things in our name and on our behalf in such capacities to enable The Bear Stearns Companies Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or any of them, to any and all such amendments.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 30, 2004.

Signature	Title

/s/ JAMES E. CAYNE James E. Cayne	Chairman of the Board, Chief Executive Officer (Principal Executive Officer) and Director
/s/ HENRY S. BIENEN Henry S. Bienen	Director
/s/ CARL D. GLICKMAN Carl D. Glickman	Director
/s/ ALAN C. GREENBERG Alan C. Greenberg	Chairman of the Executive Committee and Director

/s/ DONALD J. HARRINGTON Donald J. Harrington	Director
/s/ FRANK T. NICKELL Frank T. Nickell	Director
/s/ PAUL A. NOVELLY Paul A. Novelly	Director
Frederic V. Salerno	Director
/s/ ALAN D. SCHWARTZ Alan D. Schwartz	President, Co-Chief Operating Officer and Director
/s/ WARREN J. SPECTOR Warren J. Spector	President, Co-Chief Operating Officer and Director
/s/ VINCENT TESE Vincent Tese	Director
Wesley S. Williams, Jr.	Director
/s/ SAMUEL L. MOLINARO JR. Samuel L. Molinaro Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ JEFFREY M. FARBER Jeffrey M. Farber	Controller (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
1(a)	Form of Underwriting Agreement (Debt Securities and Warrants).(1)
1(b)	Medium-Term Notes, Series B, Distribution Agreement, dated as of June 19, 2003 between The Bear Stearns Companies Inc. and Bear, Stearns & Co. Inc.(2)
1(c)	IncomeNotesSM Distribution Agreement, dated as of June 19, 2003 among The Bear Stearns Companies Inc., Bear, Stearns & Co. Inc. and each of the Agents listed on Schedule A thereto.(3)
1(d)
Underwriting Agreement, dated July 17, 2003, between The Bear Stearns Companies Inc. and Bear, Stearns & Co. Inc. relating to the Accelerated Market Participation Securities Linked to the S&P 500 Index.(4)
1(e)	Form of Underwriting Agreement for Offering of Global Notes.(5)
1(f)	Form of Underwriting Agreement for DAiSSSM Offering.(6)
1(g)	Form of Underwriting Agreement (Preferred Stock).(7)
4(a)(1)	Indenture, dated as of May 31, 1991, between The Bear Stearns Companies Inc. and JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank).(8)
4(a)(2)	Supplemental Indenture, dated as of January 29, 1998, between The Bear Stearns Companies Inc. and JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank).(9)
4(b)(1)	Form of Medium-Term Note, Series B (Fixed Rate).(10)
4(b)(2)	Form of Medium-Term Note, Series B (Floating Rate).(11)
4(b)(3)	Form of Global Note.(12)
4(b)(4)	Form of IncomeNotesSM Note (Fixed Rate).(13)
4(b)(5)	Form of IncomeNotesSM Note (Floating Rate).(14)
4(b)(6)	Form of Note (Common-Linked Higher Income Participation Securities).(15)
4(b)(7)	Form of Medium-Term Note, Series B (Fixed Rate; S&P Linked).(16)
4(b)(8)	Form of Medium-Term Note, Series B (Principal Protected SECTOR SELECTOR Note).(17)
4(b)(9)	Form of Medium-Term Note, Series B (linked to the value of the common stock of ).(18)
4(b)(10)	Form of Medium-Term Note, Series B (linked to the rate of US inflation).(19)
4(b)(11)	Form of Medium-Term Note, Series B (linked to the value of the common stock of ).(20)
4(b)(12)	Form of Medium-Term Note, Series B (principal protected notes linked to the Nasdaq-100 Index).(21)
4(b)(13)	Form of IncomeNotesSM Note (linked to the Consumer Price Index).(22)
4(b)(14)	Form of Medium-Term Note, Series B (principal protected notes linked to the Dow Jones Industrial Average).(23)
4(b)(15)	Form of Medium-Term Note, Series B (principal protected notes linked to the S&P 500 Index).(24)
4(b)(16)	Form of Medium-Term Note, Series B (Bear Extendible Notes).(25)

4(b)(17)	Form of Medium-Term Note, Series B (Accelerated Market Participation Securities Linked to the Nasdaq-100 Index).(26)
4(b)(18)	Form of Medium-Term Note, Series B (Strategic Upside Market Mitigating Index Term Securities Linked to the Dow Jones Industrial Average).(27)
4(b)(19)	Form of Medium-Term Note, Series B (15 Year USD Callable CMS Spread Principal Protected).(28)
4(c)(1)	Warrant Agreement, dated July 9, 2003, between The Bear Stearns Companies Inc. and JPMorgan Chase Bank, N.A., as Warrant Agent.(29)
4(c)(2)	First Supplemental Warrant Agreement, dated July 17, 2003, among The Bear Stearns Companies Inc., the Warrant Agent and Bear, Stearns & Co. Inc.(30)
4(c)(3)	Form of Accelerated Market Participation Securities Linked to the S&P 500 Index.(31)
4(c)(4)	Form of Warrant Agreement, including form of Warrant Certificate, for warrants to purchase debt securities.(32)
4(c)(5)	Form of Warrant Agreement, including form of Warrant Certificate (for warrants to be sold separately from debt securities), for warrants to purchase debt securities.(33)
4(c)(6)	Form of Warrant Agreement for warrants to purchase other securities, currencies or units.(34)
4(c)(7)	Form of Warrant Agreement relating to AMEX Hong Kong 30 Index Call Warrants.(35)
4(c)(8)	Form of Warrant Agreement relating to AMEX Hong Kong 30 Index Put Warrants.(36)
4(c)(9)	Form of Warrant Agreement relating to the Japan Index Call Warrants.(37)
4(c)(10)	Form of Warrant Agreement relating to the Japan Index Put Warrants.(38)
4(c)(11)	Form of Warrant Agreement relating to the Japanese Yen Put Warrants.(39)
4(c)(12)	Form of Warrant Agreement relating to Nikkei 225 Index Strike Reset Call Warrants.(40)
4(c)(13)	Form of Warrant Agreement relating to Vantage Point Portfolio Call Warrants.(41)
4(d)(1)	Restated Certificate of Incorporation of the registrant.(42)
4(d)(2)	Certificate of Amendment of Restated Certificate of Incorporation of the registrant.(43)
4(d)(3)	Certificate of Stock Designation relating to the registrant's 6.15% Cumulative Preferred Stock, Series E.(44)
4(d)(4)	Certificate of Stock Designation relating to the registrant's 5.72% Cumulative Preferred Stock, Series F.(45)
4(d)(5)	Certificate of Stock Designation relating to the registrant's 5.49% Cumulative Preferred Stock, Series G.(46)
4(d)(6)
Certificate of Elimination of the Cumulative Convertible Preferred Stock, Series A; Cumulative Convertible Preferred Stock, Series B; Cumulative Convertible Preferred Stock, Series C; and Cumulative Convertible Preferred Stock, Series D of the registrant.(47)
4(d)(7)	Certificate of Elimination of the 7.88% Cumulative Convertible Preferred Stock, Series B of the registrant.(48)
4(d)(8)	Certificate of Elimination of the 7.60% Cumulative Convertible Preferred Stock, Series C of the registrant.(49)
4(d)(9)	Certificate of Elimination of the Adjustable Rate Cumulative Preferred Stock, Series A of the registrant.(50)

4(d)(10)	Amended and Restated By-laws of the registrant.(51)
4(d)(11)	Form of Deposit Agreement.(52)
4(d)(12)	Specimen Depositary Receipt.(53)
5	Opinion of Cadwalader, Wickersham & Taft LLP.*
12	Computation of Ratio of Earnings to Fixed Charges and Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.*
23(a)	Consent of Deloitte & Touche LLP.*
23(b)	Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibit 5).*
24	Power of attorney (included in the signature pages to the Registration Statement).*
25	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank) (separately bound).*

*
Filed herewith.

(1)
Incorporated by reference to Exhibit 1(a) to the registrant's Registration Statement No. 33-44521 on Form S-3.

(2)
Incorporated by reference to Exhibit 1(j) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 19, 2003.

(3)
Incorporated by reference to Exhibit 1(k) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 19, 2003.

(4)
Incorporated by reference to Exhibit 1(j) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2003.

(5)
Incorporated by reference to Exhibit 1(a)(2) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 1998.

(6)
Incorporated by reference to the Exhibit 1(g) to the registrant's Registration Statement No. 333-52902 on Form S-3.

(7)
Incorporated by reference to the Exhibit 1(g) to the registrant's Registration Statement No. 333-31980 on Form S-3.

(8)
Incorporated by reference to the similarly numbered exhibit to the registrant's Registration Statement No. 33-40933 on Form S-3.

(9)
Incorporated by reference to the Exhibit 4(a)(2) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 1998.

(10)
Incorporated by reference to Exhibit 4(b)(9) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 19, 2003.

(11)
Incorporated by reference to Exhibit 4(b)(10) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 20, 2003.

(12)
Incorporated by reference to Exhibit 4(b)(11) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 19, 2003.

(13)
Incorporated by reference to Exhibit 4(b)(12) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 20, 2003.

(14)
Incorporated by reference to Exhibit 4(b)(13) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 20, 2003.

(15)
Incorporated by reference to Exhibit No. 4(b)(7) to the registrant's Registration Statement No. 33-52701 on Form S-3.

(16)
Incorporated by reference to Exhibit No. 4(b)(10) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 21, 1998.

(17)
Incorporated by reference to Exhibit No. 4(b)(8) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 5, 2003.

(18)
Incorporated by reference to Exhibit 4(b)(8) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2003.

(19)
Incorporated by reference to Exhibit 4(b)(8) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 12, 2003.

(20)
Incorporated by reference to Exhibit 4(b)(14) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 24, 2003.

(21)
Incorporated by reference to Exhibit 4(b)(13) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 22, 2003.

(22)
Incorporated by reference to Exhibit 4(b)(14) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 22, 2003.

(23)
Incorporated by reference to Exhibit 4(b)(15) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 23, 2004.

(24)
Incorporated by reference to Exhibit 4(b)(15) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 28, 2004.

(25)
Incorporated by reference to Exhibit 4(b)(16) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 15, 2004.

(26)
Incorporated by reference to Exhibit 4(b)(15) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 30, 2004.

(27)
Incorporated by reference to Exhibit 4(b)(15) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 5, 2004.

(28)
Incorporated by reference to Exhibit 4(b)(15) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 2, 2004.

(29)
Incorporated by reference to Exhibit 4(c)(11) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2003.

(30)
Incorporated by reference to Exhibit 4(c)(12) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2003.

(31)
Incorporated by reference to Exhibit 4(c)(13) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2003.

(32)
Incorporated by reference to Exhibit 4(c)(1) to the registrant's Registration Statement No. 33-44521 on Form S-3.

(33)
Incorporated by reference to Exhibit 4(c)(2) to the registrant's Registration Statement No. 33-44521 on Form S-3.

(34)
Incorporated by reference to Exhibit 4(c)(3) to the registrant's Registration Statement No. 33-48829 on Form S-3.

(35)
Incorporated by reference to Exhibit 1.1 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 6, 1993.

(36)
Incorporated by reference to Exhibit 1.2 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 6, 1993.

(37)
Incorporated by reference to Exhibit 1.1 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 19, 1994.

(38)
Incorporated by reference to Exhibit 1.2 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 19, 1994.

(39)
Incorporated by reference to Exhibit 1.1 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 13, 1994.

(40)
Incorporated by reference to Exhibit 1.1 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 13, 1995.

(41)
Incorporated by reference to Exhibit 1.1 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on February 12, 1996.

(42)
Incorporated by reference to Exhibit No. 4(a)(1) to the registrant's Registration Statement on Form S-3 (File No. 333-57083).

(43)
Incorporated by reference to Exhibit No. 4(a)(2) to the Registration Statement on Form S-8 (File No. 333-92357).

(44)
Incorporated by reference to Exhibit No. 1.4 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 14, 1998.

(45)
Incorporated by reference to Exhibit No. 1.4 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on April 20, 1998.

(46)
Incorporated by reference to Exhibit No. 1.4 to the registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 18, 1998.

(47)
Incorporated by reference to Exhibit No. 4(d)(9) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2002.

(48)
Incorporated by reference to Exhibit No. 4(d)(10) to the registrant's Current Report on Form S-K filed with the Securities and Exchange Commission on January 15, 2002.

(49)
Incorporated by reference to Exhibit No. 4(d)(11) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2002.

(50)
Incorporated by reference to Exhibit 4(a)(9) to the Post-Effective Amendment No. 2 to Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 25, 2004.

(51)
Incorporated by reference to Exhibit No. 4(d)(6) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2002.

(52)
Incorporated by reference to Exhibit 4(d) to the registrant's Registration Statement No. 33-59140 on Form S-3.

(53)
Incorporated by reference to Exhibit 4(e) to the registrant's Registration Statement No. 33-59140 on Form S-3.

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TABLE OF CONTENTS
WHERE YOU CAN FIND MORE INFORMATION
THE BEAR STEARNS COMPANIES INC.
USE OF PROCEEDS
RATIO INFORMATION
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF DEPOSITARY SHARES
BOOK-ENTRY PROCEDURES AND SETTLEMENT
LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES AND BEARER WARRANTS
PLAN OF DISTRIBUTION
ERISA CONSIDERATIONS
EXPERTS
VALIDITY OF THE SECURITIES
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX